                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      IMMULOGIC PHARMACEUTICAL CORPORATION,
                             a Delaware corporation


                           Incorporated March 27, 1987

                         Pursuant to Section 245 of the
                General Corporation Law of the State of Delaware


              The undersigned, Richard E. Bagley and Janet C. Bush are President and Chief Executive Officer, and Secretary and Treasurer, respectively, of ImmuLogic Pharmaceutical Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"). The Corporation's Certificate of Incorporation was initially filed in the Office of the Secretary of State of the State of Delaware on March 27, 1987. Certificates of Amendment to the Certificate of Incorporation were filed with the Office of the Secretary of State of the State of Delaware on April 2, 1987, May 26, 1987 and December 9, 1987. The Corporation's Amended and Restated Certificate of Incorporation was initially filed in the Office of the Secretary of State of the State of Delaware on July 11, 1988. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on October 4, 1989. The Corporation's current Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of the State of Delaware on March 27, 1991. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on May 20, 1991. The undersigned, as President and Secretary of the Corporation, do hereby certify that (a) by unanimous vote the Board of Directors at a meeting held on November 14, 1991 and in accordance with Section 245 of the General Corporation law of Delaware, the Board of Directors adopted a resolution setting forth the proposed Restated Certificate of Incorporation of the Corporation; and (b) this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Amended and Restated Certificate of Incorporation and there is no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation.

              The Restated Certificate of Incorporation is as follows:

              FIRST:    The name of the Corporation is:  ImmuLogic
         Pharmaceutical Corporation.



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



              SECOND:   The address of the Corporation's registered office in
         the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

              THIRD:    The purpose of the Corporation is to engage in any
         lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

              FOURTH:   The total number of shares of all classes of stock which
         the Corporation shall have authority to issue is sixteen million (16,000,000) shares, consisting of fifteen million (15,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and one million (1,000,000) shares of undesignated Preferred Stock, $.01 par value per share (Undesignated Preferred Stock").

         A.   Common Stock.
              -------------

              1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

              2. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

              3. LIQUIDATION. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

              4. VOTING RIGHTS. Each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote for each share held at all meetings of stockholders. Except as otherwise required by law or as otherwise provided herein, holders of Common Stock will vote together with holders of the Preferred Stock as a single class, subject to any preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

         B.   Undesignated Preferred Stock.
              -----------------------------

              Undesignated Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

              Authority is hereby expressly granted to the Board of Directors from time to time to issue the Undesignated Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the share thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Undesignated Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Undesignated Preferred Stock of any other series or any Designated Preferred Stock to the extent permitted by law and subject to the terms of previously issued and then outstanding series of Undesignated Preferred Stock or Designated Preferred Stock. Except as otherwise provided in this Restated Certificate of Incorporation, no vote of the holders of the Undesignated Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Undesignated Preferred Stock authorized by and complying with the conditions of this Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

              FIFTH:    The name and mailing address of the incorporator is
         Sandra Ward, c/o Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153.

              SIXTH:    The Corporation is to have perpetual existence.

              SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

              EIGHTH:   This Article is inserted for indemnification of
         officers and directors.

              Section 1. ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a



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



         party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a please of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

              Section 2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person



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








         shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

              Section 3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

              Section 4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense, thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this
         Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a



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








         conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

              Section 5.  ADVANCE OF EXPENSES. Subject to the provisions of
         Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

              Section 6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request to such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in
         Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the director so the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"),
         (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in questions, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

              Section 7. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

              Section 8. SUBSEQUENT AMENDMENT. No amendment, termination of repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

              Section 9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in this official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its

         Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

              Section 10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fees or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

              Section 11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

              Section 12. MERGER OR CONSOLIDATION. If the Corporation is merged into consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

              Section 13. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

              Section 14. DEFINITIONS. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such
         Section 145(h) and Section 145(i).



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




              Section 15. SUBSEQUENT LEGISLATION. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such person sot the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

              NINTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any actions or omissions of such director occurring prior to such amendment.

              TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred by the stockholders herein are granted subject to this reservation.

              ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver of receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors of class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class or creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.





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



              This Restated Certificate of Incorporation supersedes and takes the place of the heretofore existing Amended and Restated Certificate of Incorporation and all amendments, certificates and supplements thereto.

              EXECUTED at Cambridge, Massachusetts, as of the 13th day of December, 1991.


                                       /s/ Richard E. Bagley
                                       ------------------------------
                                       Richard E. Bagley
                                       President


         ATTEST:


         /s/ Janet C. Bush
         -----------------------
         Janet C. Bush
         Secretary



































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





                            CERTIFICATE OF AMENDMENT
                                     OF THE
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      IMMULOGIC PHARMACEUTICAL CORPORATION


              IMMULOGIC PHARMACEUTICAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "corporation"), does hereby certify as follows:

              1.   The Board of Directors duly adopted a resolution pursuant

         to Section 242 of the General Corporation Law of the State of

         Delaware, proposing that an amendment to the Restated Certificate of

         Incorporation of the Corporation be approved and declaring said amendment to be advisable; and

              2.   The stockholders of the Corporation duly approved this

         Certificate of Amendment in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware.

              The resolution setting forth the amendment is as follows:

              RESOLVED:      That Article Fourth of the Restated
                             Certificate of Incorporation be and hereby is amended to read as follows:

                                  1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, consisting of twenty million (20,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and one million (1,000,000) shares of undesignated Preferred Stock, $.01 par value per share ("Undesignated Preferred Stock").

              Executed at Cambridge, Massachusetts, as of the 7th day of August, 1992.



                                             /s/ Richard E. Bagley
                                            --------------------------------
                                            Richard E. Bagley
                                            President




         ATTEST:



          /s/ Janet C. Bush
         ------------------------
         Janet C. Bush
         Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                        RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      IMMULOGIC PHARMACEUTICAL CORPORATION

              ImmuLogic Pharmaceutical Corporation, a corporation organized and existing under and by virture of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

              FIRST:  That the Board of Directors of said Corporation, in a

         Written Action of Directors in Lieu of Meeting, dated as of March

         22, 1994, as filed with the minutes of the Board, duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware ("Delaware Law") proposing and declaring advisable the following amendment to the Restated Certificate of

         Incorporation of the Corporation:

              RESOLVED:      That the first paragraph of Article FOURTH of
                             the Restated Certificate of Incorporation be amended to read in its entirety as follows:

                             FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is thirty-one million (31,000,000) shares consisting of thirty million (30,000,000) shares of common stock, $.01 par value per share ("Common Stock"), and one million (1,000,000) shares of undesignated Preferred Stock, $.01 par value per share ("Undesignated Preferred Stock").

              SECOND:   That the foregoing Amendment to the Corporation's

         Restated Certificate of Incorporation was adopted by the holders of a majority of the outstanding shares of Common Stock at the

         Corporation's Annual Meeting of Stockholders held on May 26, 1994 pursuant to notice duly given.

              IN WITNESS WHEREOF, ImmuLogic Pharmaceutical Corporation has

         caused this Certificate to be signed by Richard N. Small, its Vice

         President, Chief Financial Officer and attested by Stacey L.

         Channing, its Secretary, this 7th day of June, 1994.


                                                 IMMULOGIC PHARMACEUTICAL
                                                   CORPORATION


                                                 By: /s/ Richard N. Small
                                                     ---------------------
                                                     Richard N. Small
                                                Its: Vice President, Chief
                                                     Financial Officer


         ATTEST:


         By:  /s/ Stacey L. Channing
             -----------------------------
             Stacey L. Channing

                                      FORM

                                       of

                           CERTIFICATE OF DESIGNATIONS

                                       of

                      IMMULOGIC PHARMACEUTICAL CORPORATION

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


                        ---------------------------------



              ImmuLogic Pharmaceutical Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on July 11, 1995:

              RESOLVED: That pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of Preferred Stock, $.01 par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

              Series A Junior Participating Preferred Stock:

              Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be twenty-five thousand (25,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

              Section 2.  DIVIDENDS AND DISTRIBUTIONS.

                        (A) Subject to the rights of the holders of any shares
                   of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of

                   Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the first sentence of this Section 2(A) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

                        (B) The Corporation shall declare a dividend or
                   distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                        (C) Dividends shall begin to accrue and be cumulative on
                   outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

              Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                        (A) Subject to the provision for adjustment hereinafter
                   set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

                        (B) Except as otherwise provided herein, in the Restated
                   Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                        (C)(i) If at any time dividends on any Series A
                   Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

                          (ii) During any period when the holders of Series A
                   Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues
                   (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

                         (iii) A Director elected pursuant to the terms hereof
                   may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

                          (iv) If, during any interval between annual meetings
                   of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall call a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

                           (v) At such time as the arrearage is fully cured, and
                   all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

                        (D) Except as set forth herein, or as otherwise provided
                   by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

              Section 4.  CERTAIN RESTRICTIONS.

                        (A) Whenever quarterly dividends or other dividends or
                   distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                            (i) declare or pay dividends, or make any other
                   distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                   up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends, or make any other
                   distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                          (iii) redeem or purchase or otherwise acquire for
                   consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for
                   consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                        (B) The Corporation shall not permit any subsidiary of
                   the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

              Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

              Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

                        (A) Upon any liquidation, dissolution or winding up of
                   the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                        (B) Neither the consolidation, merger or other business
                   combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

                        (C) In the event the Corporation shall at any time
                   declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this
                   Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A

                   Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

              Section 7. CONSOLIDATION, MERGER, ETC. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of

         Series A Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

              Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

              Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

              Section 10. AMENDMENT. The Restated Certificate of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

              Section 11. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

              IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and Chief Executive Officer and attested by its Secretary this 11th day of July, 1995.


                                          IMMULOGIC PHARMACEUTICAL
                                            CORPORATION


                                          /s/ Robert J. Gerety
                                          -------------------------------------
                                          Robert J. Gerety, M.D., Ph.D.
                                          President and Chief Executive
                                          Officer


         Attest:


          /s/ Stacey L. Channing
         --------------------------------
         Stacey L. Channing,
         Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                        RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      IMMULOGIC PHARMACEUTICAL CORPORATION

              ImmuLogic Pharmaceutical Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

              FIRST:  That the Board of Directors of said Corporation at a meeting on March 21, 1996 duly adopted a resolution pursuant to

         Section 242 of the General Corporation Law of the State of

         Delaware ("Delaware Law") proposing and declaring advisable the following amendment to the Amended and Restated Certificate of

         Incorporation of the Corporation:

              RESOLVED:    That the first paragraph of Article FOURTH of
                           the Amended and Restated Certificate of
                           Incorporation, as amended, be amended to read in its entirety as follows:

                           FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is forty-one million shares (41,000,000) consisting of forty million (40,000,000) shares of common stock, $.01 par value per share ("Common Stock"), and one million (1,000,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

              SECOND:  That the foregoing Amendment to the Corporation's

         Amended and Restated Certificate of Incorporation, as amended, was adopted by the holders of a majority of the outstanding shares of

         Common Stock at the Corporation's Annual Meeting of Stockholders

         held on May 23, 1996 pursuant to notice duly given.

              IN WITNESS WHEREOF, ImmuLogic Pharmaceutical Corporation has

         caused this Certificate to be signed by Stacey L. Channing, its

         Vice President, General Counsel this 24th day of May, 1996.


                                    IMMULOGIC PHARMACEUTICAL CORPORATION



                                       By: /s/ Stacey L. Channing
                                           -----------------------------
                                           Stacey L. Channing
                                      Its: Vice President,
                                           General Counsel
































                                        -2-